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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 28, 2000



                                  GENESCO INC.
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             (Exact name of registrant as specified in its charter)

         Tennessee                        1-3083                 62-0211340
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(State or other jurisdiction      (Commission File Number)    (I.R.S. Employer
      of incorporation)                                      Identification No.)


        1415 Murfreesboro Road
         Nashville, Tennessee                                    37217-2895
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(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (615) 367-7000


                                 Not Applicable
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          (Former name or former address, if changed since last report)

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Item 5. Other Events

        The Board of Directors of Genesco Inc. (the "Company") has approved the extension of the benefits afforded by the Company's original shareholder rights plan, dated as of August 8, 1990, and as amended August 8, 1990, March 10, 1998 and November 9, 1998, by amending and restating its existing rights agreement as of August 28, 2000 (the "Amended and Restated Rights Agreement"). The Amended and Restated Rights Agreement is intended to deter coercive or abusive tender offers and market accumulations. The Amended and Restated Rights Agreement encourages an acquiror to negotiate with the Company's Board of Directors and enhances the Board's ability to act in the best interests of all of the Company's shareholders.

        Among other things, the Amended and Restated Rights Agreement contains the following revisions to the original rights agreement as previously amended:
(i) the term of the agreement has been extended from September 5, 2000 through August 28, 2010; (ii) the initial Purchase Price of the Rights has been increased from $20.00 to $90.00 per one one-hundredth of a share of Series 6 Subordinated Serial Preferred Stock; (iii) the level of ownership at which a person becomes an "Acquiring Person" and thereby triggers the protections afforded by the Amended and Restated Rights Agreement has been increased from 10% of the Company's common stock to 15% (except in those instances where the Company's Board of Directors determines that the acquisition by a person of 10% of the Company's then outstanding common stock would (A) cause or be likely to cause a material adverse impact on the business or prospects of the Company or
(B) be reasonably likely to cause the Company to repurchase the common stock owned by such person or to pressure the Company to enter into a transaction that would provide such person with short-term financial gain while being against the long-term best interests of the Company); (iv) the definition of "Trading Day" and the manner in which the "current market price" of a share of the Company's stock is determined has been modified by limiting the definition of "Trading Day" to the regular trading hours on a business day on which the exchange is open for the transaction of business and reducing the measurement period from 30 Trading Days to 10 Trading Days; and (v) a definition of "Principal Party" has been added for purposes of making a determination of what entity from which the Company's shareholders will have the right to buy securities in the event the Company consolidates or merges with or into another Company or the Company sells more than 50% of its assets or earning power.

        The Board of Directors continues to be concerned with the potential use of takeover tactics which do not offer fair value to all shareholders. Like the existing agreement, the Amended and Restated Rights Agreement is not intended to prevent a takeover of the Company and should not deter any prospective bidder willing to make an all cash offer at a full and fair price or willing to negotiate with the Board of Directors. The Company is not aware of any present effort to acquire control of the Company, but the Amended and Restated Rights Agreement continues to protect the Company's shareholders against unfair takeover techniques and other tactics which do not provide all the shareholders the full value of their investment.

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Item 7. Financial Statements and Exhibits

        (c)    Exhibits:

         3 Restated Charter of Genesco Inc., as amended (restated electronically for SEC filing purposes only).

         4 Amended and Restated Rights Agreement, dated as of August 28, 2000, between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent, including the Form of Certificate of Designation, Preferences and Rights (Exhibit A), Form of Rights Certificate (Exhibit B) and Form of Summary of Rights (Exhibit C).

         99 Press release dated August 30, 2000 regarding the Amended and Restated Rights Agreement between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent.




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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GENESCO INC.

Date: August 30, 2000               By: /s/ Roger G. Sisson
                                        -----------------------------------
                                        Name: Roger G. Sisson
                                        Title: Secretary and General Counsel







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                                  EXHIBIT INDEX

        NO.                               EXHIBIT
        ---                               -------

         3 Restated Charter of Genesco Inc., as amended (restated electronically for SEC filing purposes only).

         4 Amended and Restated Rights Agreement, dated as of August 28, 2000, between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent, including the Form of Certificate of Designation, Preferences and Rights (Exhibit A), Form of Rights Certificate (Exhibit B) and Form of Summary of Rights (Exhibit C).

         99 Press release dated August 28, 2000 regarding the Amended and Restated Rights Agreement between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent.






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